Exhibit 10.2

Date:        1 December 2013

To:        Kulicke & Soffa Pte. Ltd.
6 Serangoon North Ave 5
#03-16 Serangoon North Industrial Estate
Singapore 554910

Attention:    Mr. Alan Schindler

Dear Sirs

Variation Agreement

•	in respect of the Lease Agreement for the premises known as 23A Serangoon north Ave 5 #01-01, #03-01, #05-01, K&S Corporate Headquarters, Singapore 554369 (the “Premises”)

1.	We refer to:

(i)
the Agreement to Develop and Lease dated 7 May 2012 between DBS Trustee Limited (as trustee of Mapletree Industrial Trust) as the Landlord and Kulicke & Soffa Pte. Ltd. as the Tenant as varied by the letter of variation dated 18 October 2013 from the Landlord to the Tenant (the “ADL Variation Letter”); and

(ii)	the Lease Agreement dated 1 December 2013 between the Landlord and the Tenant in respect of the Premises (the “Lease Agreement”).

Unless the context otherwise requires, capitalised terms not defined herein shall have the same meanings assigned to them in the Lease Agreement.

2.	As agreed in the ADL Variation Letter, the Lease Agreement shall be amended to include the following variations:

(1)
the rent free period shall be split into two (2) tranches, the first tranche commencing from the Lease Commencement Date and ending on the date falling one and a half month thereafter (both dates inclusive) and the second tranche commencing from 1 April 2014 and ending on 15 May 2014 (both dates inclusive);

(2)
Clause 9.10(b) of the Lease Agreement shall be amended by deleting the phrase “nor shall the Landlord be entitled, save as provided in Clause 5.20(b), to put up any monument, signs, advertisements, notices or banners at the Property during the Term”;

(3)
the Landlord shall supply chilled water to the data room located on the fifth (5th) floor of the Building, and the Tenant shall pay for such supply of chilled water at the rate of $0.46 per cubic metre of chilled water or such other rate as the Landlord may, acting reasonably, from time to time notify the Tenant, save that the Landlord does not have to so supply in the following circumstances:

(a)
in the event of a power failure affecting the cooling equipment used for chilling water (the “Chilled Water Cooler”) and/or those equipment, installation(s) or system(s) (including connection points and valves) used for the distribution of the chilled water (the “Distribution System”);

(b)	in the event the Chilled Water Cooler and/or the Distribution System fails to operate or is required to cease operation, whether by reason of repairs or maintenance or otherwise;

(c)
in the event that the air-conditioning system for either the whole of the first (1st) floor warehouse area, or the whole of the third (3rd) floor production area, or for both such areas, is not in operation; and/or

Exhibit 10.2

(d)	in the event that the Landlord is unable to so supply for reasons beyond the Landlord’s reasonable control; and

(4)
Appendix 5 to the Lease Agreement shall be replaced with the plan attached to the ADL Variation Letter and also to this letter as the Appendix and the Licensed Area shall be as shown delineated in red in the Appendix.

3.	Accordingly, upon your acceptance of this letter, the Lease Agreement shall be varied as follows with effect from 1 December 2013:

(1)	the following shall be inserted in Clause 1.1 of the Lease Agreement between the definition of “Business Day” and the definition of “Common Area”:

““Chilled Water Cooler” shall have the meaning ascribed to it in Clause 8.5A(a);”

(2)	the following shall be inserted in Clause 1.1 of the Lease Agreement between the definition of “Deposit” and the definition of “First Option Term”:

““Distribution System” shall have the meaning ascribed to it in Clause 8.5A(a);”

(3)	the following shall be inserted in Clause 1.1 of the Lease Agreement between the definition of “First Option Term” and the definition of “Fitting-Out Consents”:

““First Rent Free Period” means the first rent free period specified in paragraph (i) of item 8 of the Third Schedule;”

(4)	the existing definition of “Rent Free Period” in Clause 1.1 of the Lease Agreement shall be deleted in its entirety and replaced with the following:

““Rent Free Period” means the First Rent Free Period and the Second Rent Free Period specified in item 8 of the Third Schedule;”

(5)	the following shall be inserted in Clause 1.1 of the Lease Agreement between the definition of “Second Option Term” and the definition of “Service Charge”:

““Second Rent Free Period” means the second rent free period specified in paragraph (ii) of item 8 of the Third Schedule;”

(6)	the existing Clause 2.2 of the Lease Agreement shall be deleted in its entirety and replaced with the following:

“2.2
Subject to Clause 2.2A, the Rent and Service Charge shall be paid by the Tenant monthly in advance, without demand, by GIRO on the first day of each month of the Term after the Rent Commencement Month (each such due date for payment shall hereinafter be called a "Payment Date").

The Tenant shall commence payment to the Landlord of the Rent and Service Charge (or, if applicable, the pro-rated Rent and the pro-rated Service Charge) upon the expiry of the First Rent Free Period for the period from and including 16 January 2014 up to and including the last day of the month in which the Rent and Service Charge commenced to be payable (the "Rent Commencement Month").

Subject to Clause 2.2A, the Tenant shall pay to the Landlord each subsequent monthly payment of the Rent after the Rent Commencement Month by GIRO by equal monthly payments in advance on each Payment Date, the first of such payments to be made on the first Payment Date immediately falling after the Rent Commencement Month.”

Exhibit 10.2

(7)	the following shall be inserted as Clause 2.2A of the Lease Agreement:

“2.2A	Second Rent Free Period

The Landlord shall grant the Tenant the Second Rent Free Period, such that: (a) no Rent and Service Charge shall be payable for the month of April 2014 and, accordingly, no payment of Rent and Service Charge for the month of April 2014 shall be required to be made on 1 April 2014; and (b) for the month of May 2014, Rent and Service Charge shall be payable only in respect of the period from 16 May 2014 to 31 May 2014 (both dates inclusive), and the amount of Rent and Service Charge required to be paid on 1 May 2014 for the month of May 2014 shall be pro-rated accordingly.”

(8)	the following shall be inserted as Clause 8.5A of the Lease Agreement:

“8.5A	Chilled Water Supply

Subject always to Clause 9.7, the Landlord shall supply chilled water to the data room located on the fifth (5th) floor of the Building, and the Tenant shall pay for such supply of chilled water at the rate of $0.46 per cubic metre of chilled water or such other rate as the Landlord may, acting reasonably, from time to time notify the Tenant, save that the Landlord does not have to so supply in the following circumstances:

(a)
in the event of a power failure affecting the cooling equipment used for chilling water (the “Chilled Water Cooler”) and/or those equipment, installation(s) or system(s) (including connection points and valves) used for the distribution of the chilled water (the “Distribution System”);

(b)	in the event the Chilled Water Cooler and/or the Distribution System fails to operate or is required to cease operation, whether by reason of repairs or maintenance or otherwise;

(c)
in the event that the air-conditioning system for either the whole of the first (1st) floor warehouse area, or the whole of the third (3rd) floor production area, or for both such areas, is not in operation; and/or

(d)	in the event that the Landlord is unable to so supply for reasons beyond the Landlord’s reasonable control.”

(9)
Clause 9.10(b) of the Lease Agreement shall be amended by deleting the phrase “nor shall the Landlord be entitled, save as provided in Clause 5.20(b), to put up any monument, signs, advertisements, notices or banners at the Property during the Term”;

Exhibit 10.2

(10)	the existing item 8 of the Third Schedule of the Lease Agreement shall be deleted in its entirety and replaced with the following:

S/No	Item	Particulars
“8.	Rent Free Period
The First Rent Free Period shall be the period commencing on and from 1 December 2013 and ending on 15 January 2014 (both dates inclusive).

The Second Rent Free Period shall be the period commencing on and from 1 April 2014 and ending on 15 May 2014 (both dates inclusive).”

(11)	the existing plan in Appendix 5 of the Lease Agreement shall be deleted in its entirety and replaced with the plan attached to this letter as the APPENDIX (New Appendix 5 of the Lease Agreement).

4.
Except to the extent varied by this letter, all the other terms and conditions of the Lease Agreement are hereby confirmed and shall remain in full force and effect in accordance with the provisions therein. The Lease Agreement and this letter shall be read and construed as one document and this letter shall be considered as an integral part of the Lease Agreement.

5.	This letter shall be construed in accordance with the law of Singapore.

If the above correctly sets out our mutual understanding and agreement, please sign and return the acceptance enclosed with this letter.

Yours faithfully

Tham Kuo Wei
Chief Executive Officer
Mapletree Industrial Trust Management Ltd.
For and on behalf of DBS Trustee Limited
As trustee of Mapletree Industrial Trust

Witnessed by:

Peter Tan Che Heng
Head, Investment
Mapletree Industrial Trust Management Ltd.
For and on behalf of DBS Trustee Limited
As trustee of Mapletree Industrial Trust

Exhibit 10.2

Appendix
(New Appendix 5 of the Lease Agreement)

Exhibit 10.2

ACCEPTANCE

Date:        ______________ 2013

To:        DBS Trustee Limited
As trustee of Mapletree Industrial Trust
c/o Mapletree Industrial Trust Management Ltd.

Attention:    Mr. Tham Kuo Wei / Mr. Peter Tan

Dear Sirs

Variation Agreement

•	in respect of the Lease Agreement for the premises known as 23A Serangoon north Ave 5 #01-01, #03-01, #05-01, K&S Corporate Headquarters, Singapore 554369

We refer to your letter dated 1 December 2013 on the above subject and hereby confirm our acceptance of and agreement to the terms thereof.

Yours faithfully

__________________________
Name:
Designation:
For and on behalf of
Kulicke & Soffa Pte. Ltd.